UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 27, 2010
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

Dorfstrasse 19A
Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

P.O. Box 309 GT, Ugland House
S. Church Street
Georgetown, Grand Cayman, Cayman Islands
BWI	n/a
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (345) 949-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation, and Noble Corporation, a Cayman Island company.

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 27, 2010, Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble AM Merger Co, a Cayman Islands company and indirect wholly owned subsidiary of Noble-Swiss (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”) with FDR Holdings Limited, a Cayman Islands company (“Frontier”), and certain of Frontier’s shareholders, pursuant to which Merger Sub would merge with and into Frontier, with Frontier surviving as an indirect wholly owned subsidiary of Noble-Swiss (the “Merger”) and a wholly owned subsidiary of Noble Corporation, a Cayman Islands company and wholly owned subsidiary of Noble-Swiss (“Noble-Cayman”). Total merger consideration will be $2.16 billion, which includes Noble-Swiss’ share of estimated joint venture obligations for future construction costs and related non-recourse project financing. At the effective time of the Merger, each outstanding ordinary share of Frontier will be exchanged for cash. The Board of Directors of Noble-Swiss unanimously approved the Agreement.
     Noble-Swiss, Merger Sub, Frontier and the Frontier shareholders party to the Agreement have made customary representations, warranties and covenants in the Agreement. Frontier has made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, to conduct its business in the ordinary course between the execution of the Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during that period. The Frontier shareholders party to the Agreement, who hold sufficient shares to approve the Merger, have covenanted to vote all of their Frontier ordinary shares in favor of the Merger. The Agreement does not contain a “fiduciary out” provision.
     Consummation of the Merger is subject to various conditions, including, among others, (1) the accuracy of representations and warranties of the parties as of the closing date, including the absence of any material adverse effect with respect to Frontier’s business, (2) the release of certain liens in connection with the repayment of Frontier indebtedness, (3) certain consents and waivers from third parties, (4) no loss of specified vessels or cancellation of specified contracts, and (5) other customary closing conditions. The closing of the Merger is expected to occur on or about July 30, 2010 or on such other date as Noble-Swiss and Frontier may agree. The Agreement may be terminated under customary circumstances.
     Noble-Swiss has arranged a financing commitment for an $800 million bridge credit facility, which it expects to use, together with cash on hand and borrowings under its revolving credit facility, to fund the consideration for the Merger.
     The Agreement has been filed as an exhibit to this current report to provide investors and security holders with more complete information regarding its terms. It is not intended to provide any other factual information about Noble-Swiss, Merger Sub, Frontier or Frontier’s shareholders. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Noble-Swiss, Merger Sub, Frontier or Frontier’s shareholders or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Noble-Swiss.
     The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On June 28, 2010, Noble-Swiss issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01 Other Events.
     Noble-Swiss also announced that it has signed separate agreements with affiliates of Royal Dutch Shell plc (“Shell”), which include the following and are subject to the closing of the Frontier transaction:
•	A 10-year contract on the dynamically positioned, ultra-deepwater drillship Noble Globetrotter currently under construction and due to be delivered during the second half of 2011;

•	A 10-year contract on a second ultra-deepwater drillship to be constructed with an anticipated delivery date in the second half of 2013. Contract terms and operational capabilities are generally the same as the Noble Globetrotter;

•	A three-year extension on the Noble Jim Thompson, a moored 4th generation semisubmersible operating in the U.S. Gulf of Mexico; and

•	In addition, Noble-Swiss and Shell have agreed to an arrangement effective immediately to address the current situation in the U.S. Gulf of Mexico relating to the limitation on certain deepwater drilling activities. The agreement allows Shell to suspend the contracts, if necessary, on any Noble rigs currently operating or anticipated to operate in the U.S. Gulf of Mexico during the imposed restriction. In exchange, Shell will pay a reduced suspension rate designed to support Noble’s highly skilled personnel as well as certain operational support costs, thus ensuring a safe and efficient restart of operations. The term of the contracts will be extended for a length of time equal to any suspension period at the original contract dayrate.

Statements regarding the consummation of the proposed Frontier and Shell transactions, contract backlog, benefits, opportunities, timing and effects of the transactions, financial performance or attributes of the combined companies, anticipated timing and cost of newbuild rigs, growth into new market segments, contract commencements, dayrates, contract duration as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by regulatory authorities or other third parties, costs and difficulties related to other integration of acquired businesses, delays, costs and difficulties related to the transactions and the construction of newbuild rigs, market conditions, the combined companies’ financial results and performance, consummation, availability and terms of any financing, satisfaction of closing conditions, ability to repay debt and timing thereof, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in Noble-Swiss’ and Noble-Cayman’s most recent Forms 10-K, Forms 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

2.1	—	Agreement and Plan of Merger, dated as of June 27, 2010, among Noble-Swiss, Merger Sub, Frontier and certain of Frontier’s shareholders.

99.1	—	Press Release, dated June 28, 2010.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation
Date: June 28, 2010	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company
	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated as of June 27, 2010, among Noble-Swiss, Merger Sub, Frontier and certain of Frontier’s shareholders.

99.1	Press Release, dated June 28, 2010.